Exhibit 99.1

Brooks Automation Reports Results of Fourth Quarter of Fiscal 2021, Ended
September 30, 2021, and Announces Quarterly Cash Dividend

Strong Double-Digit Growth Quarter Underscores Robust Demand Environment in Life Sciences

CHELMSFORD, Mass., November 10, 2021 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the fiscal quarter ended September 30, 2021.

Summary of GAAP Results

Results of continuing operations reflect the Life Sciences business. Due to the announced divestiture in the fourth fiscal quarter of 2021, results of the Semiconductor Automation business are treated as discontinued operations and reflected in total diluted EPS.

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2021	2020	Change	2021	2020	Change
Revenue - Continuing Operations	$137	$108	27%	$514	$389	32%
Diluted EPS - Continuing Operations	$(0.30)	$(0.01)	NM	$(0.39)	$(0.36)	9%
Total Diluted EPS	$0.29	$0.39	(25)%	$1.49	$0.88	69%

Summary of Non-GAAP Results

The aggregate view of revenue and EPS is shown on a non-GAAP basis for investors to compare results to the performance reports provided in previous periods and to the Company’s most recent guidance.

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2021	2020	Change	2021	2020	Change
Revenue - Continuing Operations	$137	$108	27%	$514	$389	32%
Revenue - Discontinued Operations	$205	$138	49%	$680	$509	34%
Aggregate view of Revenue	$342	$246	39%	$1,194	$897	33%

Non-GAAP Diluted EPS - Continuing Operations	$0.12	$0.09	32%	$0.48	$0.02	NM %
Non-GAAP Total Diluted EPS	$0.78	$0.47	67%	$2.58	$1.26	105%

On September 20, 2021 the Company announced that it had entered into a definitive agreement to sell its Semiconductor Automation business. In accordance with GAAP, sales and expenses directly related to that business must be removed from their applicable income statement caption for continuing operations and reported for all periods presented as net income from discontinued operations in the GAAP financial statements. For this transition quarter, we present the non-GAAP summary above to provide a view of the entire business including the Semiconductor Automation business for direct comparison to prior guidance and historical results.

Management Comments

“We ended the 2021 fiscal year with another strong quarter in what has been a truly transformational year for the company,” stated Steve Schwartz, President and CEO. “Life Sciences delivered another quarter of growth in excess of 20%, and we continue to see a long runway ahead. In addition, late in the quarter we announced the new name and brand of our life sciences business, Azenta. We are excited for the opportunity to launch into the marketplace under a single, unified life sciences brand.”

Summary of GAAP Results

Revenue excludes the Semiconductor Automation revenue as a result of the pending sale of this business. Profits related to this business are included in discontinued operations.

Fourth Quarter, Fiscal 2021

●	Revenue from continuing operations for the fourth quarter was $137 million, up 27% year over year driven by strong growth in both Life Sciences Products and Services. Year-over-year organic growth was 24%.
●	Revenue from Life Science Products grew 38% year over year, and Life Sciences Services grew 20%.
●	Operating loss for the quarter was $21 million and gross margin was 48.3%. Operating expenses in the quarter include approximately $8 million related to the pending divestiture of the Semiconductor Automation business and $13 million of non-cash charges due to the retirement of tradenames related to the rebranding of the Life Sciences business. Non-operating expenses include $16 million of charges for the release of a tax indemnification asset, which is offset within tax expense with the reduction of tax liability.
●	Total diluted EPS of $0.29 includes $0.59 of diluted EPS from discontinued operations. Diluted loss per share from continuing operations was $0.30 per share, down $0.29 compared to the fourth quarter of 2020, primarily driven by operating expenses related to the pending divestiture of the Semiconductor Automation business and the impact of the retirement of tradenames related to the rebranding of the Life Sciences business.

Full Year, Fiscal 2021

●	Revenue for fiscal 2021 was $514 million, an increase of 32% compared to fiscal 2020 driven by 54% growth in Life Science Products and 21% growth in Life Science Services. Excluding the effect of the exit of the RUCDR alliance in Q4 2020, Life Sciences Services grew 30%. Year-over-year organic growth was 33%.
●	Operating loss for fiscal 2021 was $31 million, a $6 million reduction in operating loss compared to fiscal 2020. Gross margin was 47.5%, a 320 basis point increase year-over-year.
●	Diluted EPS was $1.49 for the fiscal year, up 69% year-over-year driven by strong growth and operating leverage, partially offset by expenses in the period including $20 million due to the pending divestiture of the Semiconductor Automation business and $13 million due to the retirement of tradenames related to the rebranding of the Life Sciences business. Non-operating expenses include $16 million of charges for the release of a tax indemnification asset, which is offset within tax expense with the reduction of tax liability.

Summary of Non-GAAP Earnings for Continuing Operations
The Continuing Operations view shown on a non-GAAP basis provides investors additional performance information by excluding the impact of M&A costs, amortization, restructuring, purchase price accounting, and special charges or gains, such as impairment losses. This profile will be used in reporting future results and excludes the Semiconductor Automation business, which is now part of discontinued operations.

Fourth Quarter, Fiscal 2021

●	Diluted EPS for the fourth quarter was $0.12, up 32% year over year.
●	Adjusted EBITDA was $21 million, up 38% from the fourth quarter of 2020 and 13% sequentially.
●	Operating income was $11 million, an increase of 48% year over year, and operating margin was 8.2%, up 120 basis points year over year driven by margin leverage in Life Science Products partially offset by increased costs in Life Sciences Services.
●	Gross margin of 49.7% was down 80 basis points year over year driven lower margins in the Life Sciences Services business related to higher materials and labor costs.

Full Year, Fiscal 2021

●	Diluted EPS for fiscal 2021 was $0.48, compared to $0.02 in fiscal 2020.
●	Adjusted EBITDA was $86 million, up 205% from fiscal 2020.
●	Operating income was $47 million, compared to $0.3 million in fiscal 2020, and operating margin was 9.1%, up 910 basis points year over year driven by gross margin improvement in both segments as well as operating leverage.
●	Gross margin of 50.1% was up 360 basis points year over year driven by performance improvement of 290 basis points driven by improvement in both Products and Services as well as 70 basis points of favorable mix as a result of exiting the RUCDR alliance agreement.
●	The non-GAAP tax rate was 20.3%.

Commentary on Non-GAAP Earnings in an Aggregate View with Semiconductor Automation Included

The aggregate view is shown on a non-GAAP basis for investors wishing to compare results to the performance reports provided in previous periods and to the Company's most recent guidance.

Fourth Quarter, Fiscal 2021

●	Revenue in aggregate for the fourth quarter was $342 million, up 39% year over year. The Semiconductor Automation business generated revenue of $205 million, up 49% year over year and up 45% on an organic basis. Life Sciences generated revenue of $137 million, up 27% year over year and up 24% on an organic basis.
●	Non-GAAP EPS was $0.78 in the quarter, an increase of 67% year over year.

Full Year, Fiscal 2021

●	Revenue in aggregate for fiscal 2021 was $1,194 million, up 33% year over year. The Semiconductor Automation business generated revenue of $680 million, up 34% year over year and up 31% on an organic basis. Life Sciences generated revenue of $514 million, up 32% year over year and up 33% on an organic basis.
●	Non-GAAP EPS was $2.58 for the full year, an increase of 105% year over year.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on December 23, 2021 to stockholders of record on December 3, 2021. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Continuing Operations for First Quarter Fiscal 2022

The Company announced revenue and earnings guidance for continuing operations for the first quarter of fiscal 2022. Revenue is expected to be in the range of $130 million to $140 million and GAAP diluted loss per share for the first fiscal quarter is expected to be in the range of $0.14 to $0.06. Non-GAAP diluted earnings per share from continuing operations is expected to be in the range of $0.04 to $0.12.

Brooks 2021 Investor Day Featuring Azenta Life Sciences

The Company will host a virtual investor day on November 16th from 9:00am to 12:00pm Eastern Time. The investor day will feature our Life Sciences business, the recently rebranded Azenta Life Sciences. Please visit our website at brooks.investorroom.com or click here to register.

Conference Call and Webcast

Brooks management will webcast its fourth quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-786-1918 (US & Canada only) or +1-212-231-2907 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, our ability to deliver financial success in the future, and certainty and/or timing of completion of the pending sale of our Semiconductor Automation business to Thomas H. Lee Partners, L.P., and our ability to invest the expected cash proceeds from the sale. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation
Brooks (Nasdaq: BRKS) operates two global, market-leading businesses, Life Sciences and Semiconductor Solutions, each with its own distinct area of focus and expertise. The Life Sciences business, to be operated under the new Azenta brand, provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. On September 20, 2021, the Company announced the pending sale to Thomas H. Lee Partners of its Semiconductor Automation business, which provides industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world's leading semiconductor chip makers and equipment manufacturers as well as collaborative robotics and automation capabilities for multi-market applications. Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe, and Asia. For more information, please visit www.brooks.com.

BROOKS INVESTOR CONTACTS:

Sara Silverman

Director of Investor Relations

Brooks Automation

978.262.2635

sara.silverman@brooks.com

Sherry Dinsmore

Brooks Automation

978.262.4301

sherry.dinsmore@brooks.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue
Products	$48,745	$34,347	$181,036	$110,567
Services	88,194	73,899	332,667	277,970
Total revenue	136,939	108,246	513,703	388,537
Cost of revenue
Products	25,118	19,363	96,678	44,243
Services	45,679	36,345	173,216	172,146
Total cost of revenue	70,797	55,708	269,894	216,389
Gross profit	66,142	52,538	243,809	172,148
Operating expenses
Research and development	6,599	4,636	22,412	17,818
Selling, general and administrative	80,453	49,170	252,101	190,256
Restructuring charges	332	114	385	674
Total operating expenses	87,384	53,920	274,898	208,748
Operating loss	(21,242)	(1,382)	(31,089)	(36,600)
Interest income	129	(16)	632	849
Interest expense	(552)	(679)	(2,037)	(2,944)
Other expenses, net	(16,212)	(124)	(16,475)	(1,597)
Loss before income taxes	(37,877)	(2,201)	(48,969)	(40,292)
Income tax benefit	(15,480)	(1,620)	(20,100)	(13,930)
Loss from continuing operations	$(22,397)	$(581)	$(28,869)	$(26,362)
Income from discontinued operations, net of tax	44,201	29,554	139,616	91,215
Net income	$21,804	$28,973	$110,747	$64,853
Basic net income per share:
Loss from continuing operations	$(0.30)	$(0.01)	$(0.39)	$(0.36)
Income from discontinued operations, net of tax	0.59	0.40	1.88	1.25
Basic net income per share	$0.29	$0.39	$1.49	$0.88
Diluted net income per share:
Loss from continuing operations	$(0.30)	$(0.01)	$(0.39)	$(0.36)
Income from discontinued operations, net of tax	0.59	0.40	1.88	1.24
Diluted net income per share	$0.29	$0.39	$1.49	$0.88

Weighted average shares outstanding used in computing net income per share:
Basic	74,330	73,808	74,229	73,557
Diluted	74,532	74,004	74,455	73,850

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$227,427	$250,649
Marketable securities	81	51
Accounts receivable, net	119,877	94,791
Inventories	60,398	37,125
Prepaid expenses and other current assets	58,198	43,974
Current assets held for sale	311,385	222,863
Total current assets	777,366	649,453
Property, plant and equipment, net	130,719	88,735
Long-term marketable securities	3,598	3,101
Long-term deferred tax assets	10,043	3,976
Goodwill	469,356	453,177
Intangible assets, net	186,534	212,323
Other assets	58,068	49,782
Non-current assets held for sale	183,828	98,718
Total assets	$1,819,512	$1,559,265
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$—	$827
Accounts payable	42,360	25,689
Deferred revenue	25,724	25,776
Accrued warranty and retrofit costs	2,330	2,211
Accrued compensation and benefits	33,183	28,669
Accrued restructuring costs	304	122
Accrued income taxes payable	8,711	1,975
Accrued expenses and other current liabilities	103,537	43,017
Current liabilities held for sale	128,939	82,832
Total current liabilities	345,088	211,118
Long-term debt	49,677	49,588
Long-term tax reserves	1,973	18,471
Long-term deferred tax liabilities	13,030	17,797
Long-term pension liabilities	705	895
Long-term operating lease liabilities	45,088	18,905
Other long-term liabilities	6,173	1,302
Non-current liabilities held for sale	32,444	27,575
Total liabilities	494,178	345,651
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,808,922 shares issued and 74,347,053 shares outstanding at September 30, 2021, 87,293,710 shares issued and 73,831,841 shares outstanding at September 30, 2020	878	873
Additional paid-in capital	1,976,112	1,942,850
Accumulated other comprehensive income	19,351	21,919
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(470,051)	(551,072)
Total Brooks Automation, Inc. stockholders' equity	1,325,334	1,213,614
Noncontrolling interest in subsidiary	—	—
Total stockholders' equity	1,325,334	1,213,614
Total liabilities and stockholders' equity	$1,819,512	$1,559,265

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2021	2020
Cash flows from operating activities
Net income	$110,747	$64,853
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,333	65,496
Impairment of intangible assets	13,364	—
Stock-based compensation	27,456	16,317
Amortization of premium on marketable securities and deferred financing costs	225	233
Deferred income taxes	(17,265)	(5,407)
Other gains on disposals of assets	260	226
Adjustment to the gain on divestiture, net of tax	948	319
Taxes paid stemming from divestiture	—	(91,500)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(69,643)	(18,755)
Inventories	(50,443)	(13,144)
Prepaid expenses and current assets	(15,968)	25,642
Accounts payable	30,967	792
Deferred revenue	(3,939)	(139)
Accrued warranty and retrofit costs	54	760
Accrued compensation and tax withholdings	7,298	11,097
Accrued restructuring costs	124	(865)
Accrued expenses and current liabilities	50,339	(18,059)
Net cash provided by operating activities	149,857	37,866
Cash flows from investing activities
Purchases of property, plant and equipment	(52,805)	(39,924)
Purchases of marketable securities	(151)	(10,894)
Sales of marketable securities	25	2,492
Maturities of marketable securities	96	42,328
Acquisitions, net of cash acquired	(95,514)	(15,744)
Settlement (issuance) of notes receivable	2,000	(1,000)
Net cash used in investing activities	(146,349)	(22,742)
Cash flows from financing activities
Proceeds from issuance of common stock	5,812	4,595
Principal payments on debt	(828)	(828)
Payments of finance leases	(1,164)	(1,277)
Common stock dividends paid	(29,726)	(29,513)
Net cash used in financing activities	(25,906)	(27,023)
Effects of exchange rate changes on cash and cash equivalents	5,205	9,254
Net decrease in cash, cash equivalents and restricted cash	(17,193)	(2,645)
Cash, cash equivalents and restricted cash, beginning of period	302,526	305,171
Cash and cash equivalents and restricted cash, end of period	$285,333	$302,526

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents of continuing operations	227,427	250,649
Cash and cash equivalents included in assets held for sale	45,000	45,000
Short-term restricted cash included in prepaid expenses and other current assets	7,145	3,567
Long-term restricted cash included in other assets	5,761	3,310
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$285,333	$302,526

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers.  Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. For fiscal year 2021, management has excluded a charge related to liabilities for import tariffs related to imports in prior fiscal years. The cost of import tariffs which pertain to the current fiscal year imports were not removed from non-GAAP results. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2021		June 30, 2021		September 30, 2020
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(22,397)	$(0.30)	$(1,842)	$(0.02)	$(581)	$(0.01)
Adjustments:
Amortization of intangible assets	9,515	0.13	9,570	0.13	8,833	0.12
Impairment of intangible assets	13,364	0.18	—	—	—	—
Restructuring charges	332	0.00	—	—	114	0.00
Merger and acquisition costs	8,427	0.11	2,526	0.03	19	0.00
Rebranding and transformation costs	827	0.01	—	—	—	—
Indemnification asset release	16,007	0.21	—	—	—	—
Other adjustments	—	—	(83)	(0.00)	—	—
Tax adjustments (1)	(10,345)	(0.14)	179	0.00	153	0.00
Tax effect of adjustments	(6,967)	(0.09)	(2,688)	(0.04)	(1,928)	(0.03)
Non-GAAP adjusted net income from continuing operations	$8,763	$0.12	$7,662	$0.10	$6,610	$0.09
Income from discontinued operations, net of tax	44,201	0.59	41,009	0.55	29,554	0.40
Adjustments to discontinued operations:			—
Amortization of intangible assets	436	0.01	1,178	0.02	736	0.01
Purchase accounting impact on inventory and contracts acquired	211	0.00	140	0.00	—	—
Tax effect of adjustments related to discontinued operations	4,362	0.06	3,482	0.05	(2,394)	(0.03)
Non-GAAP adjusted net income from discontinued operations	49,210	0.66	45,809	0.61	27,896	0.38
Non-GAAP adjusted net income attributable to Brooks	$57,973	$0.78	$53,471	$0.72	$34,506	$0.47
Stock based compensation, pre-tax	5,138	0.07	4,344	0.06	2,654	0.04
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	4,367	0.06	3,692	0.05	2,256	0.03
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$13,130	$0.18	$11,354	$0.15	$8,866	$0.12

Shares used in computing non-GAAP diluted net income per share	—	74,532	—	74,495	—	74,004

	Year Ended
	September 30, 2021		September 30, 2020
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(28,869)	$(0.39)	$(26,362)	$(0.36)
Adjustments:
Amortization of intangible assets	37,372	0.50	35,375	0.48
Restructuring related charges	—	—	301
Restructuring charges	385	0.01	674	0.01
Tariff adjustment	5,497	0.07	—	—
Merger and acquisition costs	20,662	0.28	501	0.01
Impairment of intangible assets	13,364	0.18	—	—
Rebranding and transformation costs	827	0.01	—	—
Indemnification asset release	16,007	0.21	—	—
Other adjustments	(83)	(0.00)	—	—
Tax adjustments (1)	(11,919)	(0.16)	(863)	(0.01)
Tax effect of adjustments	(17,314)	(0.23)	(8,451)	(0.11)
Non-GAAP adjusted net income from continuing operations	$35,929	$0.48	$1,175	$0.02
Income from discontinued operations, net of tax	139,616	1.88	91,215	1.23
Adjustments to discontinued operations:
Amortization of intangible assets	2,297	0.03	2,908	0.04
Purchase accounting impact on inventory and contracts acquired	351	0.00	—	—
Tax effect of adjustments related to discontinued operations	13,570	0.18	(2,264)	(0.03)
Non-GAAP adjusted net income from discontinued operations	$155,834	$2.09	$91,859	$1.23
Non-GAAP adjusted net income attributable to Brooks	$191,763	$2.58	$93,034	$1.25
Stock-based compensation, pre-tax	20,051	0.27	10,506	0.14
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	17,043	$0.23	8,930	0.12
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$52,972	$0.71	$10,105	$0.14

Shares used in computing non-GAAP diluted net income per share	—	74,455	—	73,850

(1)	Tax adjustments during the quarter ended and year ended September 30, 2021 include $2.0 million of excluded tax benefits related to valuation allowance reversals and $16.6 million of excluded tax benefits related to tax reserve reversals. The excluded benefits are offset by the exclusion of $4.1 million of withholding tax costs associated with foreign cash repatriation and $3.4 million of charges relating to the write-off of an intangible asset that offsets the tax reserve reversal. During the quarter ended September 30, 2021, the company realized a benefit of $1.5 million related to the timing differences in recognizing the tax benefit related to stock compensation windfall tax deductions. The benefit for US GAAP is recognized in the period of vesting but included in the annual effective tax rate for Non-GAAP reporting. During the year ended September 30, 2020, the Company elected to exclude a deferred tax benefit of $0.5 million realized related to the extension of the 15 percent tax rate incentive in China.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2021	2021	2020	2021	2020
GAAP net income	$21,804	$39,166	$28,973	$110,747	$64,853
Adjustments:
Less: Income from discontinued operations	(44,201)	(41,009)	(29,554)	(139,616)	(91,215)
Less: Interest income	(129)	(409)	16	(632)	(849)
Add: Interest expense	552	477	679	2,037	2,944
Add: Income tax benefit	(15,480)	(760)	(1,620)	(20,100)	(13,930)
Add: Depreciation	5,055	4,873	5,195	19,488	18,747
Add: Amortization of completed technology	1,873	2,173	2,077	8,073	8,099
Add: Amortization of customer relationships and acquired intangible assets	7,642	7,396	6,756	29,299	27,276
(Loss) earnings before interest, taxes, depreciation and amortization	$(22,884)	$11,907	$12,522	$9,296	$15,925

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2021	2021	2020	2021	2020
(Loss) earnings before interest, taxes, depreciation and amortization	$(22,884)	$11,907	$12,522	$9,296	$15,925
Adjustments:
Add: Stock-based compensation	5,138	4,344	2,719	20,051	10,817
Add: Restructuring charges	332	—	114	385	674
Add: Restructuring related charges	—	—	—	—	301
Add: Merger and acquisition costs	8,427	2,526	19	20,662	502
Add: Tariff adjustment	—	—	—	5,497	—
Impairment of intangible assets	13,364	—	—	13,364	—
Rebranding and transformation costs	827	—	—	827	—
Indemnification asset release	16,007	—	—	16,007	—
Less: Other adjustments	—	(83)	—	(83)	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$21,211	$18,694	$15,374	$86,006	$28,219

	Quarter Ended
Dollars in thousands	September 30, 2021		June 30, 2021		September 30, 2020
GAAP gross profit	$66,142	48.3%	$62,431	48.4%	$52,538	48.5%
Adjustments:
Amortization of completed technology	1,873	1.4	2,173	1.7	2,077	1.9
Other adjustment	—	—	(83)	(0.1)	—	0.0
Non-GAAP adjusted gross profit	$68,015	49.7%	$64,521	50.0%	$54,615	50.5%

	Year Ended
Dollars in thousands	September 30, 2021		September 30, 2020
GAAP gross profit	$243,809	47.5%	$172,148	44.3%
Adjustments:
Amortization of completed technology	8,073	1.6	8,099	2.1
Restructuring related charges	—	—	301	0.1
Other adjustment	(83)	0.0
Tariff adjustment	5,497	1.1	—	—
Non-GAAP adjusted gross profit	$257,296	50.1%	$180,548	46.5%

	Brooks Life Sciences Products						Brooks Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	September 30, 2021		June 30, 2021		September 30, 2020		September 30, 2021		June 30, 2021		September 30, 2020
GAAP gross profit	$25,329	47.7%	$22,655	46.6%	$16,701	43.2%	$40,815	48.7%	$39,772	49.4%	$35,832	51.5%
Adjustments:
Amortization of completed technology	132	0.2	432	0.9	293	0.8	1,741	2.1	1,742	2.2	1,784	2.6
Other adjustment	—	—	—	—	—	—	—	—	(83)	(0.1)	—	—
Non-GAAP adjusted gross profit	$25,461	47.9%	$23,087	47.5%	$16,994	44.0%	$42,556	50.8%	$41,431	51.5%	$37,616	54.0%

	Brooks Life Sciences Products				Brooks Life Sciences Services
	Year Ended				Year Ended
Dollars in thousands	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
GAAP gross profit	$92,566	46.4%	$55,718	42.9%	$151,210	48.1%	$116,428	45.0%
Adjustments:
Amortization of completed technology	1,117	0.6	1,165	0.9	6,957	2.2	6,935	2.7
Restructuring related charges	—	—	—	—	—	—	301	0.1
Other adjustment	—	—	—	—	(83)	(0.0)	—	—
Tariff adjustment	—	—	—	—	5,497	1.8	—	—
Non-GAAP adjusted gross profit	$93,683	46.9%	$56,883	43.8%	$163,581	52.1%	$123,664	47.8%

	Brooks Life Sciences Products			Brooks Life Sciences Services
	Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2021	2021	2020	2021	2021	2020
GAAP operating profit	$6,470	$4,629	$1,007	$2,602	$4,115	$4,932
Adjustments:
Amortization of completed technology	132	432	293	1,741	1,742	1,784
Other adjustment	—	—	—	—	(83)	—
Non-GAAP adjusted operating profit	$6,602	$5,061	$1,300	$4,343	$5,774	$6,716

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2021	2021	2020	2021	2021	2020	2021	2021	2020
GAAP operating profit (loss)	$9,072	$8,744	$5,939	$(30,314)	$(9,627)	$(7,321)	$(21,242)	$(883)	$(1,382)
Adjustments:
Amortization of completed technology	1,873	2,174	2,077	—	—	—	1,873	2,174	2,077
Amortization of customer relationships and acquired intangible assets	—	—	—	7,642	7,396	6,756	7,642	7,396	6,756
Restructuring charges	—	—	—	332	—	114	332	—	114
Impairment of intangible assets	—	—	—	13,364	—	—	13,364	—	—
Rebranding and transformation costs	—	—	—	827	—	—	827	—	—
Other adjustment	—	(83)	—	—	—	—	—	(83)	—
Merger and acquisition costs	—	—	—	8,427	2,526	19	8,427	2,526	19
Non-GAAP adjusted operating profit (loss)	$10,945	$10,835	$8,016	$278	$295	$(432)	$11,223	$11,130	$7,584

	Brooks Life Sciences Products		Brooks Life Sciences Services
	Year Ended		Year Ended
Dollars in thousands	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
GAAP operating profit (loss)	$21,977	$(4,206)	$10,289	$(4,376)
Adjustments:
Amortization of completed technology	1,117	1,165	6,957	6,935
Restructuring related charges	—	—	—	301
Other adjustment	—	—	(83)	—
Tariff adjustment	—	—	5,497	—
Non-GAAP adjusted operating profit	$23,094	$(3,041)	$22,660	$2,860

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020	2021	2020
GAAP operating profit (loss)	$32,266	$(8,582)	$(63,355)	$(28,018)	$(31,089)	$(36,600)
Adjustments:
Amortization of completed technology	8,073	8,100	—	—	8,073	8,100
Amortization of customer relationships and acquired intangible assets	—	—	29,299	27,276	29,299	27,276
Restructuring charges	—	—	385	674	385	674
Restructuring related charges	—	301	—	—	—	301
Tariff adjustment	5,497	—	—	—	5,497	—
Impairment of intangible assets	—		13,364		13,364	—
Rebranding and transformation costs	—		827		827	—
Other adjustment	(83)	—	—	—	(83)	—
Merger and acquisition costs	—	—	20,662	501	20,662	501
Non-GAAP adjusted operating profit (loss)	$45,753	$(181)	$1,182	$433	$46,935	$252